                                   EXHIBIT 21

                SUBSIDIARIES OF FIRST NATIONAL OF NEBRASKA, INC.

                                             STATE OR OTHER JURISDICTION OF
NAME                                         INCORPORATION OR ORGANIZATION

1.       First National Bank of Omaha               United States (pursuant to
                                                    the National Bank Act)

2.       First National Credit Corporation          Nebraska


3.       First National Bank South Dakota           United States (pursuant to
                                                    the National Bank Act)

4.       MCV Acceptance Corporation                 Nebraska


5.       Credit Card Finance Corporation            Nebraska


6.       Data Management Products, Inc.             Nebraska


7.       First National Bank and Trust Company      United States (pursuant to
           of Columbus                              the National Bank Act)

8.       First National Bank (doing business as     United States (pursuant to
         First National Bank of Alliance-           the National Bank Act)
         Chadron-Gering-North Platte-Scottsbluff)

9.       Collection Corporation of America          Nebraska

10.      Platte Valley State Bank & Trust Company   Nebraska (state-chartered
                                                    bank)

11.      The Fremont National Bank                  United States (pursuant to
         and Trust Company                          the National Bank Act)

12.      First National Services Corporation        Nebraska

13.      First National Bank of Kansas              United States (pursuant to
                                                    the National Bank Act)

14.      First National of Colorado, Inc.           Delaware


15.      Platte Valley Finance Company              Nebraska

16.      Premier Payment Processing, Inc.           Nebraska

17.      First Technology Solutions, Inc.           Nebraska





                  SUBSIDIARIES OF FIRST NATIONAL BANK OF OMAHA


                                             STATE OR OTHER JURISDICTION OF
NAME                                         INCORPORATION OR ORGANIZATION

1.    First Security Savings Company         Nebraska

2.    First of Omaha Service Corporation     Nebraska

3.    EFC, Inc.                              Nebraska

4.    SPC, Inc.                              Nebraska

5.    RPSI, Inc.                             Nebraska

6.    FIS, Inc.                              Nebraska

               SUBSIDIARIES OF FIRST NATIONAL OF COLORADO, INC.

                                             STATE OR OTHER JURISDICTION OF
NAME                                         INCORPORATION OR ORGANIZATION
1.   First National Bank                     United States (pursuant to the
                                             National Bank Act)

2.   Union Colony Bank                       Colorado (state-chartered bank)